Exhibit 99.1

Investor Contact:

George Gresham

Chief Financial Officer

(866) 979-1996

investor@netspend.com

Media Contact:

Brad Russell

Corporate Communications

(512) 539-5932

brussell@netspend.com

NetSpend Holdings, Inc. Reports Fourth Quarter 2010 Results

Austin, TX — February 24, 2011 — NetSpend Holdings, Inc. (“NetSpend”) (NASDAQ:NTSP) today announced financial results for the quarter ended December 31, 2010.

Q4 2010 Highlights:

•                  GPR card revenues up 22% and total revenues up 18% to $70.2 million in Q4 2010 as compared to $59.4 million in Q4 2009

•                  GAAP net income up 80% to $6.3 million in Q4 2010 as compared to $3.5 million in Q4 2009

•                  Fully Diluted Earnings Per Share up 75% in Q4 2010 to $0.07 as compared to Q4 2009 earnings per share of $0.04

•                  Adjusted EBITDA(1) up 38% in Q4 2010 to $15.7 million as compared to $11.4 in Q4 2009

•                  Adjusted Net Income(1) Per Share up 100% in Q4 2010 of $0.10 as compared to $0.05 in Q4 2009

Key Business Metrics for the Quarter Ended December 31, 2010:

•                  Number of active cards of 2.1 million as of December 31, 2010 as compared to 1.9 million active cards as of December 31, 2009

•                  Percentage of active cards with direct deposit of 34.2% as of December 31, 2010 as compared to 27.6% as of December 31, 2009

•                  Gross Dollar Volume (GDV) of $2.5 billion during Q4 2010 as compared to $2.0 billion during Q4 2009

“2010 was just a great year for NetSpend and we could not be more pleased to announce fourth quarter results that continue to demonstrate performance,” said Dan Henry, chief executive officer of NetSpend.  “We also could not be more excited to announce our strategic alliances with First Acceptance Corporation and The General Automotive Services, Inc., two of the leading auto insurers of the underbanked.  These

(1)  Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the consolidated statements of cash flows.  Additional information about NetSpend’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures.”

agreements further solidify the position NetSpend has established in the non-standard auto insurance vertical.”

Fiscal Fourth Quarter 2010 Results

GPR card revenues, which exclude gift card revenues, increased 22% compared to the same quarter of 2009.  Total revenues were $70.2 million for the quarter ended December 31, 2010, an increase of approximately 18% over the $59.4 million of revenues recorded in the same quarter of 2009.  This increase was due primarily to the increase in the average number of active cards of approximately 12%, offset in part by the decline in gift card related revenue due to NetSpend’s decision in 2008 to cease marketing gift cards.  Gift card revenue declined approximately $1.8 million to $0.8 million in the fourth quarter of 2010.

Net income was $6.3 million, an increase of 80% over net income of $3.5 million for the quarter ended December 31, 2009. NetSpend’s net income for the quarter ended December 31, 2010 includes an aggregate amount of $6.5 million of net interest expense, income tax expense, and depreciation and amortization.  NetSpend’s net income for the quarter ended December 31, 2010 also includes approximately $2.9 million in stock-based compensation expense.  For the quarter ended December 31, 2009, the comparable amount of net interest expense, income tax expense, and depreciation and amortization was $6.8 million, and we incurred approximately $1.1 million in stock-based compensation.

2011 Outlook

NetSpend reported that it expects full year 2011 revenue to be between $323 and $333 million, its adjusted EBITDA to fall between $85 and $90 million and its adjusted net income per fully diluted share to be between $0.44 and $0.49.

The foregoing expectations reflect the following assumptions:

•                  An effective tax rate of approximately 40%;

•                  Non-cash equity compensation of between approximately $9.5 and $10.5 million;

•                  Cash outlays for capital expenditures for the full year of between approximately $7 and 9 million;

•                  An effective cost of debt capital of approximately 3.5%; and

•                  Fully diluted shares outstanding for the full year of approximately 95 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its fourth quarter 2010 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 853-5634 or for international callers (707) 287-9375. A replay will be available two hours after the call and can be accessed by dialing (800) 642-1687 or (706) 645-9291 for international callers; the conference ID is 39853991. The call will be webcast live from NetSpend’s website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend’s consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), this press release includes EBITDA, Adjusted

EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend’s business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. NetSpend cautions you that reliance on any forward-looking statement involves risks and uncertainties and that although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect.  These factors include but are not limited to:

•      NetSpend’s dependence on a limited number of distributors of its products;

•      increasing competition in the prepaid card industry;

•      exposure to cardholder and other losses;

•      NetSpend’s reliance on its relationships with its issuing banks;

•      future actions against, or restrictions imposed upon, MetaBank by OTS;

•      regulatory, legislative and judicial developments in NetSpend’s operations area;

•      changes in regulations impacting interchange fees;

•      changes in card association or network rules;

•      NetSpend’s ability to protect against unauthorized disclosure of cardholder data;

•      fluctuations in customer retention rates;

•      general economic conditions;

•      NetSpend’s ability to promote its brand;

•      NetSpend’s reliance on payment processors and service providers;

•      changes in NetSpend’s relationships with its issuing banks; and

•      NetSpend’s ability to protect its intellectual property rights.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend’s filings with the Securities and Exchange Commission, including NetSpend’s quarterly report on Form 10-Q for the quarter ended September 30, 2010, which are available on NetSpend’s website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 24, 2011, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend Holdings, Inc., based in Austin, Texas, is a leading provider of general-purpose reloadable prepaid debit cards to underbanked consumers in the United States. NetSpend is one of the largest dedicated providers of GPR cards in the U.S., focused on providing the estimated 60 million underbanked U.S. consumers with innovative and affordable financial products. More information about NetSpend can be found at http://www.netspend.com.

NetSpend Holdings, Inc.

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2009 and 2010

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
	(unaudited)	(unaudited)		(unaudited)

	(in thousands, except per-share data)

Operating Revenues	$59,402	$70,212	$225,000	$275,387

Operating Expenses
Direct operating costs	28,992	35,402	106,572	130,783
Salaries, benefits and other personnel costs	11,249	14,300	46,668	54,032
Advertising, marketing and promotion costs	4,013	3,300	13,803	14,038
Other general and administrative costs	4,865	4,369	22,074	18,234
Depreciation and amortization	2,616	3,427	10,297	12,725
Settlement (gains) and other losses	—	—	(10,229)	4,300
Total operating expenses	51,735	60,798	189,185	234,112

Operating income	7,667	9,414	35,815	41,275

Other Income (Expense)
Interest income	1	19	32	85
Interest expense	(1,105)	(543)	(5,170)	(3,526)
Loss on extinguishment of debt	—	—	—	(734)
Total other expense	(1,104)	(524)	(5,138)	(4,175)

Income before income taxes	6,563	8,890	30,677	37,100

Provision for income taxes	3,047	2,586	12,503	13,352

Net income	$3,516	$6,304	$18,174	$23,748

Basic net income per share:
Common stock	$0.04	$0.07	$0.21	$0.27
Class B common stock	$0.04	$—	$0.21	$—

Diluted net income per share:
Common stock	$0.04	$0.07	$0.21	$0.27
Class B common stock	$0.04	$—	$0.21	$—

Shares used in computation of earnings per share
Basic net income per share:
Common stock	75,373	87,443	75,543	85,394
Class B common stock	10,043	—	10,112	—

Diluted net income per share:
Common stock	76,318	93,353	86,733	88,991
Class B common stock	10,043	—	10,205	—

NetSpend Holdings, Inc.

Consolidated Balance Sheets

As of December 31, 2009 and 2010

	2009	2010
		(unaudited)
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$21,154	$67,501
Accounts receivable, net of allowance for doubtful accounts of $50 as of December 31, 2009 and $147 as of December 31, 2010	4,513	5,441
Prepaid card supply	1,783	1,605
Prepaid expenses	2,357	2,380
Other current assets	1,845	1,007
Income tax receivable	2,375	—
Deferred tax assets	2,872	3,916
Total current assets	36,899	81,850

Property and equipment, net	24,441	21,007
Goodwill	128,567	128,567
Intangible assets	28,981	25,739
Long-term investment	—	2,067
Other assets	3,397	4,673
Total assets	$222,285	$263,903

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	$3,444	$2,850
Accrued expenses	21,531	25,067
Income tax payable	—	332
Cardholders’ reserve	1,620	4,789
Deferred revenue	2,158	1,333
Long-term debt, current portion	21,513	1,354
Total current liabilities	50,266	35,725

Long-term debt, net of current portion	51,979	58,500
Deferred tax liabilities	10,318	9,855
Other non-current liabilities	370	3,007
Total liabilities	112,933	107,087

Stockholders’ equity
Common stock, $0.001 par value; shares authorized: 150,000,000 at December 31, 2009 and 225,000,000 at December 31, 2010; shares outstanding: 77,198,193 at December 31, 2009 and 91,540,381 at December 31, 2010	77	92
Class B common stock, $0.001 par value, 15,000,000 authorized at December 31, 2009 and 2010 and 10,244,609 issued and outstanding at December 31, 2009	10	—
Treasury stock at cost; shares held: 1,870,000 at December 31, 2009 and 3,370,000 at December 31, 2010	(5,704)	(11,374)
Additional paid-in capital	119,484	150,183
Accumulated other comprehensive loss	—	(1,142)
Retained earnings (accumulated deficit)	(4,515)	19,057
Total stockholders’ equity	109,352	156,816
Total liabilities & stockholders’ equity	$222,285	$263,903

NetSpend Holdings, Inc.

Consolidated Statements of Cash Flows

Year Ended December 31, 2009 and 2010

	2009	2010
		(unaudited)
	(in thousands of dollars)

Cash flows from operating activities
Net income	$18,174	$23,748
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	10,297	12,725
Amortization of debt issuance costs	476	424
Loss on extinguishment of debt	—	734
Gain on settlement	(1,192)	—
Stock-based compensation	4,484	7,268
Tax benefit associated with stock options	(18)	(1,520)
Provision for cardholder losses	4,930	10,254
Deferred income taxes	3,101	(1,505)
Changes in operating assets and liabilities
Accounts receivable	1,037	(928)
Income tax receivable or payable	(203)	4,227
Prepaid card supply	396	178
Prepaid expenses	(654)	(23)
Other current assets	(826)	838
Other long-term assets	(1,754)	(972)
Accounts payable and accrued expenses	2,291	2,942
Cardholders’ reserve	(4,629)	(7,085)
Deferred revenue	212	(825)
Other liabilities	73	2,637
Net cash provided by operating activities	36,195	53,117

Cash flows from investing activities
Purchase of property and equipment	(14,616)	(6,045)
Purchase of intangible assets	(125)	(4)
Long-term investment	—	(3,210)
Net cash used in investing activities	(14,741)	(9,259)

Cash flows from financing activities
Dividends paid	(5,000)	—
Dividend equivalents paid	(213)	(176)
Proceeds from exercise of common stock warrants	—	83
Proceeds from exercise of common stock options	125	851
Tax benefit associated with stock options	18	1,520
Net cash proceeds from initial public offering	—	20,981
Proceeds from issuance of long-term debt	9,000	58,500
Issuance costs of long-term debt	(361)	(1,462)
Principal payment on debt	(25,140)	(72,138)
Cash purchase of treasury stock	(219)	(5,670)
Net cash provided by (used in) financing activities	(21,790)	2,489

Net change in cash and cash equivalents	(336)	46,347

Cash and cash equivalents at beginning of year	21,490	21,154
Cash and cash equivalents at end of year	$21,154	$67,501

NetSpend Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income

For the Three and Twelve Months Ended December 31, 2009 and 2010

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2009	2010	2009	2010
	(in thousands of dollars)
Net income	$3,516	$6,304	$18,174	$23,748

Interest income	(1)	(19)	(32)	(85)
Interest expense	1,105	543	5,170	3,526
Income tax expense	3,047	2,586	12,503	13,352
Depreciation and amortization	2,616	3,427	10,297	12,725
EBITDA	10,283	12,841	46,112	53,266

Stock-based compensation expense	1,077	2,854	4,484	7,268
Settlement (gains) and other losses	—	—	(10,229)	4,300
Loss on extinguishment of debt	—	—	—	734
Adjusted EBITDA (1)(3)	$11,360	$15,695	$40,367	$65,568

NetSpend Holdings, Inc.

Reconciliation of Adjusted Net Income to Net Income

For the Three and Twelve Months Ended December 31, 2009 and 2010

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2009	2010	2009	2010
	(in thousands of dollars, except per-share data)
Net income	$3,516	$6,304	$18,174	$23,748

Stock-based compensation expense	1,077	2,854	4,484	7,268
Amortization of intangibles	786	881	3,516	3,245
Settlement (gains) and other losses	—	—	(10,229)	4,300
Loss on extinguishment of debt	—	—	—	734
Total pre-tax adjustments	1,863	3,735	(2,229)	15,547

Tax rate	46.4%	29.0%	40.8%	36.0%
Tax adjustment	864	1,083	(909)	5,595

Adjusted net income (2)(3)	$4,515	$8,956	$16,854	$33,700

Adjusted basic net income per share:
Common stock	$0.05	$0.10	$0.22	$0.39
Class B common stock	$0.05	$—	$0.22	$—

Adjusted diluted net income per share:
Common stock	$0.05	$0.10	$0.19	$0.38
Class B common stock	$0.05	$—	$0.19	$—

(1)                                  We use a non-GAAP financial metric that we label “Adjusted EBITDA” to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and other non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

•                  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains and losses on the early extinguishment of long-term debt;

•                  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results;

•                  It functions as a threshold target for our company-wide employee bonus compensation; and,

•                  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Settlement (gains) and other losses during the twelve months ended December 31, 2009 relate to $9.0 million of recoveries of excess funds from our issuing banks for fee and chargeback recoveries and $1.2 million resulting from the settlement of certain litigation. Settlement (gains) and other losses during the twelve months ended December 31, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss associated with a contractual dispute with a vendor.

The loss on extinguishment of debt during the twelve months ended December 31, 2010 relates to the $0.7 million write-off of remaining capitalized debt issuance costs associated with our prior credit facility.

(2)                                  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label “Adjusted Net Income” to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses and we believe it is an important metric that is useful to our board of directors, management and investors for the following reasons:

•                  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

•                  Adjusted EBITDA does not reflect the significant interest expense, or the payments necessary to service interest payments on our debt;

•                  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements, one-time settlement gains and losses on the early extinguishment of long-term debt; and

•                  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

Settlement (gains) and other losses during the twelve months ended December 31, 2009 relate to $9.0 million of recoveries of excess funds from our issuing banks for fee and chargeback recoveries and $1.2 million resulting from the settlement of certain litigation. Settlement (gains) and other losses during the twelve months ended December 31, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss associated with a contractual dispute with a vender.

The loss on extinguishment of debt during the twelve months ended December 31, 2010 relates to the $0.7 million write-off of remaining capitalized debt issuance costs associated with our prior credit facility.

(3)                             Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.